EXHIBIT 10.43

PRIVILEGED  &  CONFIDENTIAL                                  EXECUTION  COPY
ATTORNEY  WORK  PRODUCT



                         STOCK  PURCHASE  AGREEMENT

                                  BETWEEN

                    THE  STRATEGIC  TRANSACTION  COMPANY
                                 PURCHASER

                                    AND

                    TRITON  INTERNATIONAL  PETROLEUM,  INC.
                                  SELLER





                     Dated  as  of  September  2,  1997

                         TABLE  OF  CONTENTS
                         -------------------


Section                                                                 Page
-------                                                                 ----



                                              ARTICLE I
                                             DEFINITIONS                   1

     1.1    Certain  Definitions                                           1

                                              ARTICLE  II
                                 SALE  AND  PURCHASE  OF  TPC  SHARES      7

     2.1    Sale  and  Purchase  of  TPC  Shares                           7

                                              ARTICLE  III
                                  PURCHASE  PRICE  AND  PAYMENT            7

     3.1    Amount  of  Purchase  Price                                    7
     3.2    Payment  of  Purchase  Price                                   7

                                              ARTICLE  IV
                                        CLOSING  AND  TERMINATION          7

     4.1    Closing  Date                                                  7
     4.2    Termination  of  Agreement                                     8
     4.3    Procedure  Upon  Termination                                   8
     4.4    Effect  of  Termination                                        8
     4.5    Repayment  Obligations  of  the  Seller                        8
     4.6    Waiver  by  the  Seller                                        8

                                             ARTICLE  V
                       REPRESENTATIONS  AND  WARRANTIES  OF  THE  SELLER   9

     5.1    Organization  and  Good  Standing                              9
     5.2    Authorization  of  Agreement                                   9
     5.3    Capital  and  TPC  Shares                                     10
     5.4    Other  Activities                                             10
     5.5    Corporate  Records                                            10
     5.6    Conflicts;  Consents  of  Third  Parties                      11
     5.7    Litigation                                                    11
     5.8    Ownership  and  Transfer  of  TPC  Shares                     11
     5.9    Financial  Statements                                         11
     5.10   No  Undisclosed  Liabilities                                  12
     5.11   No  Undisclosed  Liabilities  of  Ocensa                      13
     5.12   Absence  of  Certain  Developments                            13
     5.13   Claims                                                        14
     5.14   Compliance  with  Laws                                        14
     5.15   No  Misrepresentation                                         14
     5.16   Related  Documents                                            14
     5.17   Rights  as  Initial  Shipper  and  Throughput  Obligor        14
     5.18   Material  Contracts                                           14
     5.19   Taxes                                                         15
     5.20   Environmental  Matters                                        15
     5.21   Other  Undisclosed  Liabilities                               16
     5.22   Compliance  with  Related  Agreements                         16

                                             ARTICLE  VI
                    REPRESENTATIONS  AND  WARRANTIES  OF  PURCHASER       16

     6.1    Organization  and  Good  Standing                             16
     6.2    Authorization  of  Agreement                                  16
     6.3    Conflicts;  Consents  of  Third  Parties                      17
     6.4    Litigation                                                    17


                                             ARTICLE  VII
                                             COVENANTS                    17

     7.1    Access  to  Information                                       17
     7.2    Conduct  of  the  Business                                    18
     7.3    Consents                                                      19
     7.4    Other  Actions                                                20
     7.5    Confidentiality                                               20
     7.6    Publicity                                                     20
     7.7    Holding  of  TPC  Shares                                      20
     7.8    Future  Funding  Obligations.                                 20
     7.9    Right  of  First  Refusal                                     20
     7.10   Release  of  Liens                                            22
     7.11   Changes  Affecting  the  TPC  Shares                          22
     7.12   Information                                                   22
     7.13   TPC  Board  of  Directors                                     22
     7.14   Obligations  of  Initial  Shipper  and Throughput Obligor     22
     7.15   Obligations  under  the  Ocensa  Agreement                    23

                                             ARTICLE  VIII
                                        CONDITIONS  TO  CLOSING           23

     8.1    Conditions Precedent to Obligations of the Purchaser          23
     8.2    Conditions Precedent to Obligations of the Seller             24

                                             ARTICLE  IX
                                      DOCUMENTS  TO  BE  DELIVERED        25

     9.1    Documents  to  be  Delivered  by  the  Seller                 25
     9.2    Documents  to  be  Delivered  by  the  Purchaser              25

                                             ARTICLE  X
                                          INDEMNIFICATION                 26

     10.1    Indemnification                                              26
     10.2    Indemnification  Procedures                                  27

                                             ARTICLE  XI
                                           MISCELLANEOUS                  28

     11.1    Payment  of  Sales,  Use  or  Similar  Taxes                 28
     11.2    Survival  of  Representations  and  Warranties               28
     11.3    Expenses                                                     28
     11.4    Further  Assurances                                          29
     11.5    Submission to Jurisdiction; Consent to Service of Process    29
     11.6    Entire  Agreement;  Amendments  and  Waivers                 29
     11.7    Governing  Law                                               29
     11.8    Table  of  Contents  and  Headings                           29
     11.9    Notices                                                      29
     11.10   Severability                                                 30
     11.11   Binding  Effect;  Assignment                                 30
     11.12   Non-Petition                                                 30
     11.13   Counterparts                                                 31

                           STOCK PURCHASE AGREEMENT


          STOCK PURCHASE AGREEMENT, dated as of September 2, 1997 (the "Agreement"), between The Strategic Transaction Company, a company incorporated under the laws of the Cayman Islands whose registered office is at Elizabethan Square, P.O. Box 1984, George Town, Grand Cayman, Cayman Islands, B.W.I. (the "Purchaser"), and Triton International Petroleum, Inc., a company incorporated under the laws of the Cayman Islands whose registered office is at Ugland House, P.O. Box 309, Grand Cayman, Cayman Islands, B.W.I. (the "Seller").

                         W  I  T  N  E  S  S  E  T  H:

          WHEREAS, the Seller owns all of the issued and outstanding shares of capital stock of Triton Pipeline Colombia, Inc., a company incorporated under the laws of the Cayman Islands;

          WHEREAS, Triton Pipeline Colombia, Inc. owns 9.6% of the shares of common stock of Oleoducto Central S.A., a sociedad anonima existing under the laws of Colombia;

          WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, such shares of capital stock of Triton Pipeline Colombia, Inc. for the purchase price and upon the terms and conditions hereinafter set forth; and

          WHEREAS, certain terms used in this Agreement are defined in Section
1.1  hereof;

          NOW,  THEREFORE BE IT RESOLVED, the parties hereto agree as follows:


                                  ARTICLE  I

                                 DEFINITIONS

          1.1    Certain  Definitions

          For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

          "Advance Tariff Agreement" means the Advance Tariff Agreement, dated as of March 31, 1995, between Ocensa and Triton Colombia, Inc.

          "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person.

          "Assignment for Rights Under the Advance Tariff Agreement" means the Assignment and Acknowledgment Agreement for Rights Under the Advance Tariff Agreement, dated as of June 1, 1995, between Ocensa and Bankers Trust Company, as trustee.

          "Assignment for Rights Under the Subscription Agreement" means the Assignment and Acknowledgment Agreement for Rights Under the Subscription Agreement and the Performance Guarantee Agreement, made as of June 1, 1995, between Ocensa and Bankers Trust Company, as trustee.

          "Assignment for Rights Under the Transportation Agreement" means the Assignment and Acknowledgment Agreement for Rights Under the Transportation Agreement, dated as of June 1, 1995, between Ocensa and Bankers Trust Company, as trustee.

          "Balance Purchase Price" shall have the meaning set forth in Section
3.2  hereof.

          "Balance Sheets" shall have the meaning set forth in Section 5.9(a) hereof.

          "Balance Sheet Date" shall have the meaning set forth in Section 5.9(a) hereof.

          "Claim"  shall have the meaning set forth in Section 10.2(a) hereof.

          "Class B Shares" means the non-voting Class B common stock of the Purchaser to be issued by the Purchaser on or prior to the Closing Date.

          "Closing"  shall  have  the meaning set forth in Section 4.1 hereof.

          "Closing Date" shall have the meaning set forth in Section 4.1 hereof.

          "Common Security Trust Agreement" means the Common Security Trust Agreement, dated as of June 1, 1995, among Ocensa, Bankers Trust Company, as trustee, and holders from time to time of Senior Debt (as defined therein).

          "Contract" means any contract, agreement, indenture, mortgage, note, bond, loan, instrument, license, lease, commitment or other arrangement or agreement.

          "Distributions" shall have the meaning set forth in Section 1.1 of the Dividend Trust Agreement.

          "Dividend Account" shall have the meaning set forth in Section 2.2 of the Dividend Trust Agreement.

          "Dividend Trust Agreement" means the Dividend Trust Agreement, dated as of May 24, 1996, among Ocensa, Empresa Colombiana De Petroleos-Ecopetrol, BP Colombia Pipelines Limited, Total Pipeline Colombie S.A., TPC, IPL Enterprises (Colombia) Inc., TCPL International Investments Inc., and Bankers Trust (Cayman) International, Ltd. as dividend trustee.

          "Dividend Trustee" shall have the meaning set forth in Section 1.1 of the Dividend Trust Agreement.

          "Environmental Law" means any foreign, federal, state or local statute, regulation, ordinance, or rule of common law, as of now or hereafter in effect in any way relating to the protection of human health and safety or the environment.

          "Escrow Agreement" means the escrow agreement to be entered into on or prior to the Closing Date, among TPC, the Seller and an independent banking institution relating to the escrow of an amount necessary to fund TPC's equity funding obligations under the Ocensa Agreement and the Subscription Agreement.

          "Expenses" shall have the meaning set forth in Section 10.1(a)(v) hereof.

          "Financing Plan" means the plan for the sources and amounts of financing for the acquisition, construction and development of Oleoducto Central (as defined in the Ocensa Agreement) (including capitalized interest).

          "Financial Statements" shall have the meaning set forth in Section 5.9(a).

          "Floating Rate Notes" means the floating rate notes to be issued by the Purchaser pursuant to the terms of a trust indenture, dated as of the Closing Date, between the Purchaser and First Trust of New York, N.A., as indenture trustee.

          "GAAP" means generally accepted United States accounting principles as of the date hereof.

          "Governmental  Body"    means  any  government  or  governmental,
administrative or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

          "Hazardous Material" means any substance, material or waste which is regulated by the foreign jurisdictions in which Ocensa conducts business, or any state or local governmental authority including, without limitation, petroleum and its by-products, asbestos, and any material or substance which constitutes "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law.

          "Indemnifying Parties" shall have the meaning set forth in Section 10.1(a) hereof.

          "Initial Payment" shall have the meaning set forth in Section 3.2 hereof.

          "Law" means any federal, state, local or foreign law (including common law or civil law), statute, code, ordinance, rule, regulation or other requirement.

          "Legal Proceeding" means any judicial, administrative or arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.

          "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

          "Losses" shall have the meaning set forth in Section 10.1(a)(v) hereof.

          "Material Adverse Change" means any material adverse change in the business, properties, results of operations, prospects, condition (financial or otherwise) of (i) Seller and its Affiliates, taken as a whole; (ii) TPC or
(iii)  Ocensa.

          "Material Adverse Effect" means any effect which has resulted in, or is reasonably likely to result in, a Material Adverse Change.

          "Material  Contracts"  shall  have  the meaning set forth in Section
5.18  hereof.

          "Notification Date" shall have the meaning set forth in Section 7.9(b) hereof.

          "Ocensa"   means Oleoducto Central S.A., a sociedad anonima existing
under  the  laws  of  Colombia.

          "Ocensa Agreement" means the Amended and Restated Oleoducto Central Agreement, dated as of March 31, 1995, among Ocensa, Empresa Colombiana De Petroleos-Ecopetrol, BP Colombia Pipelines Limited, Total Pipeline Colombie S.A., TPC, IPL Enterprises (Colombia) Inc. and TCPL International Investments Inc.

          "Ocensa Balance Sheet" shall have the meaning set forth in Section 5.9(b) hereof.

          "Ocensa  Balance  Sheet  Date"  shall  have the meaning set forth in
Section  5.9(b)  hereof.

          "Ocensa  Financial  Statements"  shall have the meaning set forth in
Section  5.9(b)  hereof.

          "Offeror" shall have the meaning set forth in Section 7.9(b) hereof.

          "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

          "Performance Guarantee Agreement" means the Performance Guarantee Agreement, dated as of December 14, 1994, by Triton Energy Corporation in favor of Ocensa.

          "Permit" means any approval, authorization, consent, license, permit or certificate.

          "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

          "Political Events Agreement" means the Political Events Agreement, dated as of December, 14, 1994, among Ocensa, Empresa Colombiana De Petroleos-Ecopetrol, BP Colombia Pipelines Limited, Total Pipeline Colombie S.A., TPC, IPL Enterprises (Colombia) Inc., and TCPL International Investments Inc.

          "Purchase Price" shall have the meaning set forth in Section 3.1 hereof.

          "Purchaser  Indemnified Parties" shall have the meaning set forth in
Section  10.1(a)  hereof.

          "Related Documents" means the Advance Tariff Agreement, the Assignment for Rights Under the Advance Tariff Agreement, the Assignment for Rights Under the Subscription Agreement, the Assignment for Rights Under the Transportation Agreement, the Common Security Trust Agreement, the Dividend Trust Agreement, the Performance Guarantee Agreement, the Political Events Agreement, the Subscription Agreement, the Tranche D Note Purchase Agreement, the Transportation Agreement and the Voting Agreement and any other Contracts that relate to or affect the rights or obligations of the Ocensa shares.

          "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

          "Remedial Action" means all actions to (x) clean up, remove, treat or in any other way address any Hazardous Material; (y) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (z) perform preremedial studies and investigations or post-remedial monitoring and care.

          "Sale Date" shall have the meaning set forth in Section 7.9(b) hereof.

          "Sale Notice" shall have the meaning set forth in Section 7.9(b) hereof.

          "Sale Price" shall have the meaning set forth in Section 7.9(b) hereof.

          "Seller Documents" shall have the meaning set forth in Section 5.2 hereof.

          "Subscription Agreement" means the Amended and Restated Subscription Agreement, dated as of March 31, 1995, between Ocensa and TPC.

          "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i); and, (iii) any transferee liability in respect of any items described in clauses (i) and/or
(ii).

          "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

          "Terminating Party" shall have the meaning set forth in Section 4.2 hereof.

          "TPC" means Triton Pipeline Colombia, Inc., a company incorporated under the laws of the Cayman Islands.

          "TPC Shares" means all of the issued and outstanding shares of capital stock of TPC, and shall include securities or other property that may be issued or distributed in respect thereof as a result of any merger, spinoff, stock split, stock combination, recapitalization or other similar transaction.

          "Tranche D Note Purchase Agreement" means the Tranche D Note Purchase Agreement, dated April 29, 1996 by and between Ocensa, John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company, John Hancock Life Insurance Company of America, Southland Life Insurance Company, Security Life of Denver Insurance Company, Peerless Insurance Company, Life Insurance Company of Georgia, NN Life Insurance Company of Canada, New York Life Insurance Company and Bankers Trust Company.

          "Transportation Agreement" means the Transportation Agreement, dated as of March 31, 1995, between Ocensa and Triton Colombia, Inc.

          "Triton Energy" means Triton Energy Limited, a company incorporated under the laws of the Cayman Islands.

          "Voting Agreement" means the Voting Agreement, dated as of May 24, 1996, among Ocensa, Empresa Colombiana De Petroleos - Ecopetrol, BP Colombia Pipelines Limited, Total Pipeline Colombie S.A., TPC, IPL Enterprises (Colombia) Inc., and TCPL International Investments Inc.


                                ARTICLE  II

                     SALE  AND  PURCHASE  OF  TPC  SHARES

          2.1 Sale and Purchase of TPC Shares. Upon the terms and subject to the conditions contained herein, on the Closing Date the Seller, as record and beneficial owner, shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, the TPC Shares, free from all Liens (other than as set forth in the Ocensa Agreement and this Agreement), and with all rights now or hereafter attaching to the TPC Shares.


                                    ARTICLE  III

                           PURCHASE  PRICE  AND  PAYMENT

          3.1 Amount of Purchase Price. The purchase price for the TPC Shares shall be an amount equal to $90,000,000 (the "Purchase Price"), or such other price which is agreed by the parties hereto to reflect an arms' length valuation using accepted valuation methods.

          3.2    Payment  of Purchase Price.
On the date of execution of this Agreement, the Purchaser shall pay to the Seller, a portion of the Purchase Price in the amount of $25 million (the "Initial Payment"). Unless this Agreement is terminated by the Purchaser pursuant to Section 4.2 hereof, on the Closing Date, subject to the satisfaction of the terms and conditions set forth herein, the Purchaser shall pay to the Seller, the balance of the Purchase Price (the "Balance Purchase Price"). Payment of the aggregate Purchase Price shall be made by wire transfer of immediately available funds into the account designated by the Seller.


                              ARTICLE  IV

                        CLOSING  AND  TERMINATION

          4.1 Closing Date. Subject to the satisfaction of the conditions set forth in Sections 8.1 and 8.2 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the sale and purchase of the TPC Shares provided for in Section 2.1 hereof (the "Closing") shall take place on or prior to September 30, 1997. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date."

          4.2   Termination of Agreement.  This
Agreement may be terminated prior to the Closing at the election of the Purchaser or the Seller (the "Terminating Party") on September 30, 1997, if the Closing shall not have occurred by the close of business on such date as a result of the determination by the Terminating Party, in its sole and absolute discretion, that any of the conditions set forth in Section 8.1 or Section 8.2 hereof, as applicable, have not been satisfied as of such date. Each party acknowledges and agrees that any such determination by the Terminating Party shall be conclusive and binding on the other party. Each party hereby irrevocably waives any right to contest or dispute such determination by the Terminating Party for any reason whatsoever, including, without limitation, the failure by the Terminating Party to comply with any of the covenants and provisions contained in this Agreement that relate to the Terminating Party's obligations to cooperate with or assist the other party to satisfy any of the conditions set forth in Section 8.1 or Section 8.2 hereof, as applicable.

          4.3    Procedure  Upon Termination.
In the event of termination pursuant to Section 4.2 hereof, written notice thereof shall forthwith be given by the Terminating Party to the other party, and this Agreement shall terminate, and the obligations of the Purchaser to purchase and the Seller to sell the TPC Shares hereunder shall be terminated, without further action by the Purchaser or the Seller. If this Agreement is terminated as provided herein, each party shall deliver to the other party all documents, work papers and other material relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

          4.4    Effect  of  Termination.  In the
event that this Agreement is terminated as provided in Section 4.2 hereof, each of the parties shall be relieved of their duties and obligations arising under this Agreement on and after the date of such termination and such termination shall be without liability to the Purchaser or the Seller; provided, however, that the obligations of the parties set forth in Section 4.5, Article X and Section 11.3 hereof shall survive any such termination and shall be enforceable hereunder.

          4.5  Repayment Obligations of the Seller.    Within three business
days of any such termination of this Agreement pursuant to Section 4.2 hereof, the Seller shall pay to the Purchaser by wire transfer of immediately available funds into an account designated by the Purchaser
(i) the Initial Payment; (ii) a structuring fee equal  to  $143,294.27;
and (iii) 50% of the reasonable transaction costs and expenses of the Purchaser and its representatives pursuant to Section 11.3 hereof up to a maximum of $400,000.

          4.6    Waiver  by  the  Seller.                      To the
fullest extent permitted by applicable law, the Seller hereby waives and agrees that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of (i) any rights to notice and/or a hearing, which might be required or permitted by any court prior to allowing the Purchaser to terminate this Agreement pursuant to Section 4.2 hereof; (ii) the right to seek any legal or equitable remedies in any court of law or equity against the Purchaser, including, without limitation, the right to seek injunctive relief or specific performance of this Agreement, which may delay, prevent or otherwise affect the repayment by the Seller of the Initial Payment pursuant to Section 4.5 hereof; and (iii) any right of counterclaim, set-off or defense against the Purchaser or any representative of the Purchaser of any kind which exists or may arise in the future due to the Purchaser's termination of this Agreement pursuant to Section 4.2 hereof. Additionally, the Seller further agrees that its obligation to repay the Initial Payment to the Purchaser pursuant to Section 4.5 hereof, shall be absolute and unconditional and shall be paid in full in accordance with the terms of Section 4.5 hereof irrespective of: (i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to, this Agreement; (ii) any release of any obligations under this Agreement; or (iii) any other circumstances which might otherwise constitute a defense available to, or discharge of, the Seller in respect of its obligations under this Agreement, or the transactions contemplated hereunder, and the Seller hereby waives its rights of abatement, diminution, postponement or deduction, or to any defense, whether legal or equitable, or to any right of set-off or recoupment against the Purchaser or its representatives arising out of any termination of this Agreement by the Purchaser pursuant to Section
4.2 hereof. The Seller hereby acknowledges that it has been advised by counsel with respect to this Agreement, the waivers set forth in this Section
4.6  hereof,  and  the  transactions  contemplated  by  this  Agreement.


                               ARTICLE  V

               REPRESENTATIONS  AND  WARRANTIES  OF  THE  SELLER

          The Seller hereby represents and warrants to the Purchaser as of the date of this Agreement and as of the Closing Date that:

          5.1    Organization  and  Good  Standing.   The Seller and TPC are
companies duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation as set forth above and have all requisite corporate power and authority to own, lease and operate their properties and to carry on their businesses as now conducted. TPC is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization except where the failure to be so qualified, authorized or in good standing would not have a Material Adverse Effect.

          5.2  Authorization of Agreement.
The Seller has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Seller in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Escrow Agreement (collectively, with this Agreement, the "Seller Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Seller of this Agreement have been, and each of the Seller Documents will be at or prior to the Closing Date, duly authorized by all necessary corporate action on behalf of the Seller, and when so executed and delivered by the Seller (assuming the due authorization, execution and delivery by the other parties hereto and thereto) will constitute legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          5.3    Capital  and  TPC  Shares.

          (a) The authorized share capital of TPC is US $50,000 and the number of shares of capital stock of TPC issued and outstanding is 35,000, with a par value of $1.00 per share. There are no put options, call options, commitments, exchange rights, preferential rights, plans, covenants or other agreements of any nature that are outstanding that provide for the purchase, issue or sale of any of the TPC Shares or grant to any Person conversion or exchange rights in connection with the TPC Shares, or pursuant to which any Person, in any capacity, may be entitled to receive or subscribe for shares issued or to be issued by TPC. All of the TPC Shares were duly authorized for issuance and are validly issued, fully paid and non-assessable. None of the TPC Shares has been issued in violation of any preferential right or right to take up unsubscribed shares and none of the TPC Shares is subject to any Lien, other than as set forth in the Ocensa Agreement and this Agreement.

          (b) No Person has any claim pending or, to the Seller's best knowledge, threatened against TPC based on the fact that any issue, exchange, subscription, cancellation or redemption of TPC's share capital by TPC did not comply with all the applicable Contracts and Laws, including, without limitation, the Ocensa Agreement. Except for this Agreement, the Ocensa Agreement and the Voting Agreement, there are no Contracts that are legally binding and enforceable, with respect to the issue, redemption, conversion, exchange, vote or transfer of any of the shares or other securities of TPC.

          5.4   Other Activities.   TPC was created solely
for the purpose of acquiring an interest in Ocensa and has not engaged in any other activity, other than managing its interest in Ocensa since the date of its incorporation. Other than its 9.6% interest of Ocensa, TPC, since its date of incorporation, has not, and does not, directly or indirectly, own any stock or other equity interest in any other Person.

          5.5    Corporate  Records.   The Seller has delivered  or  made
available  to  the  Purchaser:

          (a) the seal and true, correct and complete copies of the memorandum of association, articles of association or comparable organizational documents of TPC; and

          (b) the statutory books, books of account and documents of record of TPC, complete and up-to-date and all other documents of TPC in the possession of the Seller.

          5.6  Conflicts; Consents of Third Parties.

          (a) None of the execution and delivery by the Seller of this Agreement and the Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Seller with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the memorandum of association, articles of association or comparable organizational documents or statutory books of the Seller or TPC;
(ii) conflict with, violate, result in the breach or termination of, or constitute a default under, any Contract to which the Seller or TPC is a party or by which any of them or any of their respective properties or assets is bound, including, without limitation, the Ocensa Agreement; (iii) violate any statute, rule, regulation, order or decree of any Governmental Body by which the Seller or TPC is bound; or (iv) result in the creation of any Lien upon the properties or assets of TPC.

          (b) Except as set forth in the Ocensa Agreement or as will have been obtained on or prior to the Closing Date, no other consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person is required on the part of the Seller or TPC in connection with the execution and delivery of this Agreement or the Seller Documents, or the compliance by the Seller or TPC, as the case may be, with any of the provisions hereof or thereof.

          5.7    Litigation.   There are no Legal Proceedings
initiated by any Person pending or, to the best knowledge of the Seller, threatened against the Seller that are reasonably likely to prohibit or restrain the ability of the Seller to enter into this Agreement or any of the Seller Documents or to consummate the transactions contemplated hereby or thereby.

          5.8  Ownership and Transfer of TPC Shares.   The  Seller  is the
record and beneficial owner of the TPC Shares and has valid title thereto, free and clear of any and all Liens, otherthan as set forth in the Ocensa Agreement and this Agreement; no Lien has been exercised over any of the TPC Shares, there is no outstanding call on any of the TPC Shares and all of the TPC Shares are fully paid. The Seller has the corporate power and authority to sell, transfer, assign and deliver the TPC Shares as provided in this Agreement, and such delivery will convey to the Purchaser good and marketable title to the TPC Shares, free and clear of any and all Liens, other than as set forth in the Ocensa Agreement and this Agreement.

          5.9    Financial  Statements.

          (a) The Seller has delivered to the Purchaser copies of (i) the unaudited balance sheet of TPC as at December 31, 1996 and the related unaudited statements of income and of cash flows of TPC for the year then ended; (ii) the unaudited balance sheet of TPC as at June 30, 1997 and the related unaudited statements of income and cash flows of TPC for the 6 month period then ended (iii) the consolidated audited balance sheet of Triton Energy as at December 31, 1996 and the related consolidated audited statements of income and cash flows of Triton Energy for the year then ended; and (iv) the unaudited consolidated balance sheet of Triton Energy as at June 30, 1997 and the related unaudited consolidated statements of income and cash flows of Triton Energy for the 6 month period then ended (such audited and unaudited statements of TPC and Triton Energy, including the related notes, and schedules thereto, are referred to herein as the "Financial Statements"). Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP (subject to the absence of footnotes, and normal year-end adjustments in the case of the unaudited statements) and in conformity with the practices consistently applied by TPC or Triton Energy, as applicable, without modification of the accounting principles used in the preparation thereof and presents fairly the financial position, results of operations and cash flows of TPC and Triton Energy as at the dates and for the periods indicated.

          TPC has in cash or other current assets as reflected on its unaudited balance sheet dated as at June 30, 1997, or will have in cash through cash flows from operations, amounts sufficient to fund its obligations as they come due and to conduct its business.

          For the purposes hereof, the unaudited balance sheets of TPC as at December 31, 1996 and June 30, 1997, the consolidated audited balance sheet of Triton Energy as at December 31, 1996 and the unaudited consolidated balance sheet of Triton Energy as at June 30, 1997 are collectively referred to as the "Balance Sheets" and December 31, 1996 is referred to as the "Balance Sheet Date."

          (b) The Seller has delivered to the Purchaser copies of (i) the audited balance sheet of Ocensa as at December 31, 1996 and the related audited statements of income and cash flows of Ocensa for the year then ended; and (ii) the unaudited balance sheet of Ocensa as at June 30, 1997 and the related unaudited statements of income of Ocensa for the 6 month period then ended (such audited and unaudited statements of Ocensa, including the related notes and schedules thereto, are referred to herein as the "Ocensa Financial Statements"). Each of the Ocensa Financial Statements is complete and correct in all material respects, has been or will be prepared in accordance with generally accepted accounting principles currently in effect in Columbia and presents fairly the financial position, results of operations and cash flows of Ocensa as at the dates and for the periods indicated.

          For the purposes hereof, the audited and unaudited balance sheets of Ocensa as at December 31, 1996 and June 30, 1997 are collectively referred to as the "Ocensa Balance Sheet" and December 31, 1996 is referred to as the "Ocensa Balance Sheet Date."

          5.10    No  Undisclosed Liabilities.
Neither Triton Energy nor TPC (except with respect to TPC's obligations under the Ocensa Agreement and the Subscription Agreement) has any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, con-tingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the Balance Sheets or in the notes thereto in accordance with GAAP which was not so reflected in, reserved against or otherwise described in the Balance Sheets or the notes thereto or that was not incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date.

          5.11    No  Undisclosed  Liabilities  of  Ocensa.

          (a) Except with respect to Ocensa's obligations under the Ocensa Agreement and the Related Documents, Ocensa has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described on the Ocensa Balance Sheet or in the notes thereto in accordance with generally accepted accounting principles currently in effect in Colombia which was not so reflected in, reserved against or otherwise described in the Ocensa Balance Sheet or the notes thereto or that was not incurred in the ordinary course of business consistent with past practice since the Ocensa Balance Sheet Date.

          (b) The Seller has delivered to the Purchaser the most current Financing Plan which has been adopted by the Ocensa board of directors, and such Financing Plan is complete and correct in all material respects. The Seller is not aware of any proposed amendments or alterations to such Financing Plan or any anticipated increases in any debt or equity funding that have not been disclosed in writing to the Purchaser. Additionally, to the Seller's best knowledge after reasonable investigation, the Seller is not aware of any discussions or negotiations among the parties to the Ocensa Agreement or the Ocensa board of directors to amend or alter such Financing
Plan nor is the Seller aware of any event that would require amendment or alteration of such Financing Plan.

          5.12    Absence  of  Certain  Developments.    Except  as  expressly
contemplated by this Agreement or as otherwise disclosed in writing to the Purchaser, since the Balance Sheet Date or the Ocensa Balance Sheet Date, as applicable:

          (i) there has not been any Material Adverse Change nor has there occurred any event which is reasonably likely to result in a Material Adverse Change;

          (ii) there has not been any change by TPC, Triton Energy or Ocensa in accounting or Tax reporting principles, methods or policies;

          (iii) TPC has not entered into any transaction or Contract or conducted its business other than in the ordinary course consistent with past practice;

          (iv) TPC has not failed promptly to pay and discharge current liabilities, except where disputed in good faith by appropriate proceedings;

          (v)    TPC  has  not  instituted  or  settled  any  material  Legal
Proceeding;

          (vi) there has been no termination or repudiation of the Ocensa Agreement or any of the Related Documents; and

          (vii) the Seller and its Affiliates are in full compliance with all of the terms and provisions of the Ocensa Agreement and the Related Documents.

          5.13    Claims.   The Seller is not aware of any Legal
Proceedings, pending or threatened against TPC, Ocensa or the Seller or against any of the officers, directors or key employees of TPC, Ocensa or the Seller with respect to their business activities on behalf of TPC, Ocensa or the Seller, or to which TPC, Ocensa or the Seller is otherwise a party, which, if adversely determined, would have a Material Adverse Effect; nor to the knowledge of the Seller is there any reasonable basis for any such Legal Proceedings. None of TPC, Ocensa or the Seller is subject to any Order, except to the extent the same is not reasonably likely to have a Material Adverse Effect.

          5.14  Compliance with Laws.  The Seller is not  aware  of:

          (a) any material violations by the Seller, TPC, Triton Colombia, Inc., Triton Energy Corporation or Ocensa of any Laws in any jurisdiction in connection with the operations of the Seller, TPC, Triton Colombia, Inc., Triton Energy Corporation or Ocensa at the date hereof; or

          (b) any communications from any Governmental Body or representatives concerning any investigation or allegation or noncompliance with Laws in any jurisdiction, or deficiencies in financial reporting practices or other matters that would reasonably be expected to have a Material Adverse Effect.

          5.15    No  Misrepresentation.    No representation or warranty of
the Seller contained in this Agreement or in any certificate or other instrument furnished by the Seller to the Purchaser or its representatives pursuant to the terms hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

          5.16   Related Documents.  The Seller and its
Affiliates are in full compliance with the terms and provisions of the Ocensa Agreement and the Related Documents, and no event of default, or event, which with the passage of time or the giving of notice, would constitute an event of default under the Ocensa Agreement or the Related Documents, has occurred, including, without limitation, any event which has or would result in the delivery of a "Restriction Notice" under the Dividend Trust Agreement.

          5.17 Rights as Initial Shipper and Throughput Obligor. Upon execution of this Agreement and upon consummation of the transactions contemplated by this Agreement, Triton Colombia, Inc. shall continue to be an Initial Shipper and Throughput Obligor (as each such term is defined under the Ocensa Agreement and the Related Documents) and shall continue to have all the rights and obligations of an Initial Shipper and Throughout Obligor pursuant to the terms and provisions of the Ocensa Agreement and the Related Documents.

          5.18    Material  Contracts.       The Ocensa Agreement
and  the  Related  Documents  are all of the Contracts to which the
Seller, TPC, Triton Colombia, Inc., Triton Energy Corporation or any of their respective Affiliates are a party or by which any of them are bound and (i) which relate to the acquisition, financing, development or operations of Ocensa and (ii) which could either (A) have a Material Adverse Effect and/or
(B) require an increase in the Equity Contributions, including Subordinated Notes (as each such term is defined in the Ocensa Agreement), any increase in the Senior Debt (as defined in the Ocensa Agreement) or any other increase in the capital or funding requirements of TPC (collectively, the "Material Contracts"). There have been made available to the Purchaser and its representatives true and complete copies of all of the Material Contracts. All of the Material Contracts are in full force and effect and are the legal, valid and binding obligation of the Seller, TPC, Triton Colombia, Inc., Triton Energy Corporation or any of their respective Affiliates, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Neither the Seller, TPC, Triton Colombia, Inc., Triton Energy Corporation nor any of their respective Affiliates is in default in any material respect under any Material Contracts, nor, to the knowledge of the Seller, is any other party to any Material Contract in default thereunder in any material respect.

          5.19      Taxes.

          (a) To the best of the Seller's knowledge, (i) all Tax Returns required to be filed by or on behalf of TPC have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects;
(ii) all amounts shown on such Tax Returns (including interest and penalties) as due from TPC and all Taxes payable by or on behalf of TPC or in respect of its income, assets or operations have been fully and timely paid, and adequate reserves or accruals for Taxes have been provided in the Balance Sheet as at June 30, 1997 of TPC with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (iii) TPC is in receipt of a letter from the Cayman Islands taxing authority stating that TPC is exempt from any and all Taxes.

          (b) There are no Liens as a result of any unpaid Taxes upon any of the assets of TPC.

          5.20 Environmental Matters. To the best of Seller's knowledge after reasonable investigation:

          (a) The operations of Ocensa are in compliance with all applicable Environmental Laws and all Permits issued pursuant to Environmental Laws or otherwise;

          (b) Ocensa is not the subject of any outstanding written Order or Contract with any Person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material;

          (c) Ocensa has not received any written communication alleging that Ocensa may be in violation of any Environmental Law, or any Permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law; and

          (d) There are no investigations of the business, operations, or currently or previously owned, operated or leased property of Ocensa pending or threatened which could lead to the imposition of any liability pursuant to Environmental Law which  in  each  case,  could  have  a  Material  Adverse  Effect  on  TPC.

          5.21    Other  Undisclosed  Liabilities.    There is no provision of
applicable Law or any provision under any Contract or Related Document that would (i) impose on the Purchaser as the shareholder of TPC or as a member of an Initial Shipper Group (as defined in the Ocensa Agreement) any liability for, or permit the imposition on the Purchaser as the shareholder of TPC or as a member of an Initial Shipper Group any liability for, (A) the actions or inaction of TPC or (B) the mere ownership of the shares of TPC; or (ii) subject the Purchaser to any Legal Proceedings as a result of any of the foregoing.

          5.22    Compliance  with  Related  Agreements.    As of the Closing
Date, the TPC Shares will be validly transferred to the Purchaser in full compliance with the conditions of Article Ten of the Ocensa Agreement.


                               ARTICLE  VI

               REPRESENTATIONS  AND  WARRANTIES  OF  PURCHASER

          The Purchaser hereby represents and warrants to the Seller as of the date of this Agreement and as of the Closing Date that:

          6.1    Organization  and  Good  Standing.   The Purchaser is a
company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

          6.2    Authorization  of Agreement.
The Purchaser has all requisite power, authority and legal capacity to execute and deliver this Agreement and to consummate the transactions
contemplated  hereby.    The  execution,  delivery  and  performance  by  the
Purchaser of this Agreement have been duly authorized by all necessary corporate action on behalf of the Purchaser, and when so executed and delivered by the Purchaser (assuming the due authorization, execution and delivery by the other parties hereto) will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          6.3   Conflicts; Consents of Third Parties.

          (a) None of the execution and delivery by the Purchaser of this Agreement, the consummation of the transactions contemplated hereby, or the compliance by the Purchaser with any of the provisions hereof will (i) conflict with, or result in the breach of, any provision of the memorandum of association, articles of association or comparable organizational documents of the Purchaser; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under, any Contract to which the Purchaser is a party or by which the Purchaser or its properties or assets are bound; (iii) violate any statute, rule, regulation, order or decree of any Governmental Body by which the Purchaser is bound; or (iv) result in the creation of any Lien upon the properties or assets of the Purchaser.

          (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the compliance by the Purchaser with any of the provisions hereof.

          6.4 Litigation. There are no Legal Proceedings initiated by any Person, pending or, to the best knowledge of the Purchaser, threatened against the Purchaser that are reasonably likely to prohibit or restrain the ability of the Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.



                                 ARTICLE  VII

                                  COVENANTS


          7.1    Access  to  Information.

          (a) The Seller agrees that, prior to the Closing Date, the Seller shall make available to the Purchaser, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), the properties, businesses, operations, books and records of TPC and Ocensa as the Purchaser reasonably requests and the Seller shall make extracts and copies of such books and records for delivery to the Purchaser, to the extent the Seller may do so in compliance with Law and applicable contractual requirements. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Seller shall cooperate, and shall cause TPC to cooperate, fully
therein.    No  investigation  by the Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Seller contained in this Agreement or the Seller Documents.

          (b) The Seller further agrees to cooperate with the Purchaser and to give the Purchaser and its representatives access to such information as may be necessary to effect a private placement of the Class B Shares with a third party purchaser on or prior to the Closing Date. Such cooperation shall include, without limitation, cooperation with the Purchaser in the preparation of a private placement or offering memorandum, the preparation and/or review of disclosure in the private placement or offering memorandum regarding the Seller, TPC, Ocensa, the Ocensa Agreement and the Related Documents as may be reasonably requested by Purchaser or its representatives, and the taking of such other actions as are reasonably necessary to effectuate a private placement of the Class B Shares on or prior to the Closing Date.

          7.2    Conduct  of  the  Business.

          (a) Except as otherwise expressly contemplated by this Agreement or with the prior written consent of the Purchaser, from the date hereof through and including the Closing Date, the Seller shall not and shall cause its Affiliates not to:

               (i) conduct the business of TPC other than in the ordinary course consistent with past practice;

               (ii)    violate  in  any  material respect any applicable Laws;

               (iii) transfer, issue, sell or dispose of any shares of capital stock or other securities of TPC or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of TPC;

               (iv) effect any recapitalization, reclassification, stock split or like change in the capitalization of TPC;

               (v) amend the memorandum of association, articles of association or comparable organizational documents or statutory books of TPC;

               (vi) subject to any Lien (except for Liens that do not materially impair the use of the property subject thereto in their respective businesses as presently conducted), any of the properties or assets (whether tangible or intangible) of TPC;

               (vii) acquire any material properties or assets for TPC or sell, assign, transfer, convey, lease or otherwise dispose of any of the material properties or assets of TPC;

               (viii) waive or release any material right of TPC except in the ordinary course of business consistent with past practice;

               (ix) permit TPC to enter into any transaction or to make or enter into any Contract which by reason of its size or otherwise is not in the ordinary course of business consistent with past practice;

               (x) permit TPC to enter into or agree to enter into any merger or consolidation with, any corporation or other entity;

               (xi)  permit TPC to make a unilateral declaration under Section
3.1 of the Political Events Agreement that a Political Event (as defined in the Political Events Agreement) has occurred; or

               (xii) agree to do anything prohibited by this Section 7.2(a) or anything which would make any of the representations, warranties and covenants of the Seller in this Agreement or the Seller Documents untrue or incorrect in any material respect as of any time through and including the Closing Date.

          (b) Except as otherwise expressly contemplated by this Agreement from the date hereof through and after the Closing Date, the Seller shall not and shall cause its Affiliates not to:

               (i) introduce any material change with respect to the operation of Ocensa, including, without limitation, any amendments or alterations to the Financing Plan;

               (ii) fail to fully perform its obligations or duties under the Ocensa Agreement and the Related Documents;

               (iii) permit any increase in the Equity Contributions, including Subordinated Notes (as each such term is defined in the Ocensa Agreement) or permit any increase in the Senior Debt (as defined in the Ocensa Agreement) or any other increase in the capital or funding requirements of TPC; or

               (iv) agree to do anything prohibited by this Section 7.2(b) or anything which would make any of the representations, warranties and covenants of the Seller in this Agreement or the Seller Documents untrue or incorrect in any material respect as of any time through and after the Closing Date (except insofar as they set out obligations that have been fully performed at the Closing Date).

          7.3    Consents.        The Seller shall use its best
efforts, and the Purchaser shall cooperate with the Seller, to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement, including, without limitation, the consents and approvals referred to in Section 5.6(b) hereof and required by Article Ten of the Ocensa Agreement.

          7.4 Other Actions. Each of the Seller and the Purchaser shall use its best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

          7.5    Confidentiality.     Each of the Seller and  Purchaser
hereto acknowledges to the other party that all information or documentation that any of the parties provided to the other before, on or after the Closing Date, or that one of the parties would have provided in the course of the negotiation of this Agreement, with the exception of the information that is publicly available, shall be treated as confidential and owned by such party and it shall not be disclosed to third parties (except to legal and financial advisors of each party) without the consent of the party that delivered the information or the document, except as required by applicable Law.

          7.6    Publicity.    Neither  the Seller nor the Purchaser shall
issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of the Purchaser or the Seller, disclosure is otherwise required by applicable Law, provided that, to the extent required by applicable Law, the party intending to make such release shall use its best efforts consistent with such applicable Law to consult with the other party with respect to the text thereof.

          7.7 Holding of TPC Shares. The Purchaser shall accept delivery of the TPC Shares on the Closing Date and shall pledge such TPC Shares to First Trust of New York, N.A., as indenture trustee for the Floating Rate Notes. The Purchaser agrees that it will cause such TPC Shares to be held in trust in accordance with the terms of the trust indenture relating to the Floating Rate Notes and shall not sell, pledge or hypothecate and/or otherwise transfer or dispose of the TPC Shares except as set forth in this Section 7.7 or in accordance with the terms of Section 7.9 hereof and any such transfer or disposition in breach of this Section 7.7 shall be void and of no effect.

         7.8  Future Funding Obligations.
The Purchaser hereby covenants to notify the Seller if the Purchaser receives notice under the Ocensa Agreement that the shareholders of Ocensa have an opportunity to acquire additional equity shares under the Ocensa Agreement or that any shares of Ocensa capital stock are proposed to be issued under the Ocensa Agreement.

         7.9    Right  of  First  Refusal.

          (a) The parties hereto agree that upon any sale of the TPC Shares, the Seller shall have a right of first refusal on the TPC Shares as set forth herein. The Seller's right of first refusal may be exercised by the Seller itself or any third party designated by the Seller.

          (b) In the event the Purchaser determines to sell the TPC Shares, the Purchaser shall so inform the Seller in writing (the "Sale Notice") at least 30 days prior to the closing date of the proposed disposition (the "Sale Date"), stating the name and address of the proposed transferee (the "Offeror") to the extent such information is not confidential, and the other terms and conditions of such proposed disposition, including any consideration proposed to be received for the TPC Shares (and, if the proposed disposition is to be wholly or partly for consideration other than cash or an indebtedness of the Offeror, the notice shall state the amount of the cash consideration, if any, and shall describe all such nonmonetary consideration). The Sale Notice shall be accompanied by a copy of such offer. The Seller shall have the right to purchase the TPC Shares at the same consideration (the "Sale Price") and on the same terms as are set forth in the Sale Notice (except that any portion of the consideration set forth in the Sale Notice which is not cash or indebtedness of the Offeror shall be payable in cash at the value thereof as the Seller and the Purchaser may agree, or if they cannot agree, then as determined by a third party mutually agreeable to the Seller and the Purchaser not affiliated with any of the Seller or the Purchaser), exercisable as more fully described herein. If the Seller decides to exercise its right of first refusal, the Seller shall send irrevocable written notice thereof to the Purchaser no later than ten business days after receipt of such notice from the Purchaser (the "Notification Date") stating that it has decided to purchase the TPC Shares at the Sale Price on the Sale Date. Such notice shall also set forth delivery instructions for the TPC Shares. If the Seller has delivered written notice on or prior to the Notification Date to the Purchaser of its irrevocable decision to purchase the TPC Shares, such TPC Shares shall be delivered by the Purchaser to the Seller or its designee, at the accounts specified in the notice, on the Sale Date against receipt, in immediately available funds, of the Sale Price at the account designated by the Purchaser. Notwithstanding the foregoing, the Seller shall have no right of first refusal if the Seller, Triton Colombia, Inc. or any of their respective direct or indirect parent companies are in bankruptcy or insolvency proceedings. Additionally, notwithstanding the foregoing, if there has occurred any event of default with respect to the Seller or any of its direct or indirect parent companies under any agreement which requires the payment of more than $50,000,000 to any other party or parties thereto, the Sale Notice specified in this Section 7.9(b) shall be delivered to the Seller by the Purchaser no more than three business days prior to the Sale Date, and the Notification Date specified in this Section 7.9(b) shall be one business day thereafter. In order to secure the rights of the Seller under this Section 7.9, TPC shall not, and the Purchaser shall not permit TPC to, sell or otherwise dispose of any shares of Ocensa owned by TPC except under conditions that would permit the Purchaser to sell the TPC Shares.

          (c) If the Seller has not delivered irrevocable written notice of its intent to purchase the TPC Shares on the Sale Date on or prior to the Notification Date, the Purchaser shall be entitled to sell such TPC Shares, without any restrictions, to any Person selected by the Purchaser without further notice to the Seller. Additionally, if the Seller should default on its payment obligations to the Purchaser after having delivered written notice of its intent to purchase the TPC Shares, the Purchaser shall be at liberty to sell the TPC Shares without restriction and without further notice to the Seller; provided, however, that the Seller shall be liable to the Purchaser for any expenses incurred by the Purchaser as a result of the Seller's default.

          (d) The Purchaser shall have no liability to the Seller hereunder if any proposed sale of the TPC Shares to the Seller pursuant to this Section
7.9 does not comply with the provisions of Article Ten of the Ocensa Agreement, or if such sale cannot be consummated due to the restrictions set forth in Article Ten of the Ocensa Agreement. If the Seller determines to exercise its right of first refusal set forth in this Section 7.9, the Seller shall be responsible for taking all actions necessary to comply with the provisions of Article Ten of the Ocensa Agreement. If within 45 days after exercising its right of first refusal, the Seller is unable to meet the conditions set forth in such Article Ten, the Purchaser shall, subject to
Section 7.15 hereof, be at liberty to sell the TPC Shares to any other Person without any further restriction and without any liability to the Seller.

          (e) Notwithstanding the foregoing, in the event of any sale by the Purchaser of the TPC Shares to any Person other than the Seller, prior to consummating such sale, the Purchaser shall obtain the agreement of such Person, for the additional benefit of the Seller, that such Person shall not acquire any interest in the name "Triton" or any name confusingly similar to such name, and that such Person, as soon as is practicable following the consummation of such sale, will change the name of TPC to a name that does not contain the word "Triton" or any name confusingly similar thereto and will cease the use of the name "Triton" in the conduct of the business of TPC.

          7.10 Release of Liens. In the event that the Seller shall exercise its right of first refusal, upon receipt by the Purchaser of the Sale Price from the Seller, the Purchaser shall cause the TPC Shares to be delivered to the Seller or its designee in accordance with the written instructions provided by the Seller free and clear of all Liens, other than as set forth in the Ocensa Agreement and this Agreement.

          7.11 Changes Affecting the TPC Shares. In the event that TPC is the subject of a merger, spin-off, recapitalization or other similar transaction, any TPC Shares received by the Purchaser as the result of such transactions shall be covered by this Agreement.

          7.12 Information. The Purchaser shall cause TPC to provide the Seller such information as the Seller may reasonably request regarding matters on which holders of the TPC Shares or shares of Ocensa are asked to vote.

          7.13 TPC Board of Directors. The Purchaser, as sole shareholder of TPC, will, in its sole discretion, appoint directors to the Board of Directors of TPC.

          7.14   Obligations of Initial Shipper and Throughput Obligor.
  The Seller shall cause Triton Colombia, Inc. to fulfill all of its obligations under the Ocensa Agreement and the Related Documents. The Seller shall immediately notify the Purchaser of the occurrence of any event which would cause the Initial Shipper or the Throughput Obligor (as each such term is defined in the Ocensa Agreement and the Related Documents) to be in default on any of its obligations thereunder.


          7.15    Obligations  under the Ocensa Agreement.    Subject  to
Section 7.9(d) hereof, if the Purchaser decides to sell any of the TPC Shares, the Purchaser shall cause TPC to comply with the transfer restrictions of Article Ten under the Ocensa Agreement, and the Purchaser shall not attempt to circumvent the restrictions on transfer set forth in Article Ten of the Ocensa Agreement, as set forth in Section 10.7 of the Ocensa Agreement. The Purchaser shall immediately notify the Seller of the occurrence of any event of which it has actual knowledge which would cause TPC to be in violation of Article Ten of the Ocensa Agreement.


                                     ARTICLE  VIII

                             CONDITIONS  TO  CLOSING


          8.1    Conditions Precedent to Obligations of the Purchaser.
The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by applicable Law):

          (a) all representations and warranties of the Seller contained herein shall be true and correct in all material respects as of the Closing Date;

          (b) the Seller shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

          (c) the Purchaser shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Purchaser) executed by the Seller certifying as to the fulfillment of the conditions specified in Sections 8.1(a) and 8.1(b) hereof;

          (d) the Seller shall have delivered a duly completed and signed transfer in favor of the Purchaser or its designee of the TPC Shares, together with the relative certificates representing 100% of the TPC Shares. The TPC Shares shall have been, or shall at the Closing Date be, validly delivered and transferred to the Purchaser, free and clear of any and all Liens, other than as set forth in the Ocensa Agreement and this Agreement;

          (e)    there  shall  not  have been or occurred any Material Adverse
Change;

          (f) the Seller shall have obtained all consents and waivers referred to in Section 5.6(b) hereof, in a form reasonably satisfactory to the Purchaser, with respect to the transactions contemplated by this Agreement and the Seller Documents including, without limitation, any consents required by Article Ten of the Ocensa Agreement;

          (g) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Seller, TPC, or Ocensa seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

          (h) the Seller shall have delivered to the Dividend Trustee in accordance with Section 4.16 of the Dividend Trust Agreement written notice of the transfer of the TPC Shares as provided in this Agreement and the Seller shall have caused the valid transfer of all rights of TPC to Distributions and interests in the Dividend Account established for the benefit of TPC to the designee of the Purchaser; and

          (i) the Purchaser shall have consummated the sale to a third party purchaser of the Class B Shares in a private placement of such Shares for an aggregate purchase price at least equal to 3% of the Purchase Price.

          8.2 Conditions Precedent to Obligations of the Seller. The obligation of the Seller to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Seller in whole or in part to the extent permitted by applicable Law):

          (a) all representations and warranties of the Purchaser contained herein shall be true and correct in all material respects as of the Closing Date;

          (b) the Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

          (c) the Seller shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to the Seller) executed by the Purchaser certifying as to the fulfillment of the conditions specified in Sections 8.2(a) and 8.2(b) hereof;

          (d) the Seller shall have obtained all consents and waivers, if any, referred to in Section 5.6(b) hereof, in a form reasonably satisfactory to the Seller, with respect to the transactions contemplated by this Agreement;

          (e) no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Seller or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

          (f) the Seller shall be reasonably satisfied that the transactions contemplated by the parties hereto shall be accounted for as a sale of assets by the Seller and that the full amount of the Purchase Price shall be accounted for as the proceeds of such sale; and,

          (g) the Seller has received the Purchase Price in the manner specified in Section 3.2 hereof.


                                    ARTICLE  IX

                         DOCUMENTS  TO  BE  DELIVERED


          9.1    Documents to be Delivered by the Seller.

          (a) On the date of this Agreement, the Seller shall deliver, or cause to be delivered, to the Purchaser, the opinions of Maples and Calder, Simpson Thacher & Bartlett and Jackson Walker L.L.P., counsels to the Seller, in form and substance reasonably satisfactory to the Purchaser.

          (b) At the Closing, the Seller shall deliver, or cause to be delivered, to the Purchaser the following:

          (i) stock certificates representing the TPC Shares, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached;

          (ii)    the  certificate  referred  to  in  Section  8.1(c)  hereof;

          (iii) the opinions of Maples and Calder and Simpson, Thacher & Bartlett, counsels to the Seller, in form and substance reasonably satisfactory to Purchaser;

          (iv) copies of all consents and waivers referred to in Section 8.1(f) hereof;

          (v)    the  Seller  Documents;

          (vi)  an  executed  copy  of  the  Escrow  Agreement;  and

          (vii) such other documents as the Purchaser shall reasonably request.

          9.2    Documents to be Delivered by the Purchaser.

          (a) On the date of this Agreement, the Purchaser shall deliver, or cause to be delivered, to the Seller, the opinion of W.S. Walker & Co., counsel to the Purchaser.

          (b) At the Closing, the Purchaser shall deliver, or cause to be delivered, to the Seller the following:

          (i) the Balance Purchase Price, in immediately available funds in the manner specified in Section 3.2 hereof;

          (ii)    the  certificate  referred  to  in  Section  8.2(c)  hereof;

          (iii)  the  opinion  of W.S. Walker & Co., counsel to the Purchaser;
and

          (iv)    such other documents as the Seller shall reasonably request.


                                    ARTICLE  X

                                INDEMNIFICATION

          10.1    Indemnification.

          (a) The Seller and Triton Energy (collectively, the "Indemnifying Parties"), hereby agree jointly and severally, to indemnify and hold the Purchaser, and its directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the "Purchaser Indemnified Parties") harmless from and against:

               (i) any and all liabilities of TPC of every kind, nature and description, absolute or contingent, existing as against TPC prior to and including the Closing Date coming into being or arising from any third party as a result of the acquisition and ownership of the TPC Shares by the Purchaser including, without limitation, any environmental liability relating to Ocensa or any Legal Proceedings instituted by Ocensa or any other party to the Ocensa Agreement;

               (ii) subject to Section 11.2 hereof, any and all losses, liabilities, obligations, damages, costs, expenses, claims, actions, judgments, awards or demands arising from any third party based upon, attributable to or resulting from the failure of any representation or warranty of the Seller set forth in Article V hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Seller pursuant to this Agreement, to be true and correct in all respects as of the date made;

               (iii) any and all losses, liabilities, obliga-tions, damages, costs, expenses, claims, actions, judgments, awards or demands arising from any third party based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Seller under this Agreement;

               (iv) in the event of the termination of this Agreement pursuant to Section 4.2 hereof, any and all losses, liabilities, obligations, damages, costs, expenses, claims, actions, judgments, awards or demands instituted or asserted against or incurred by the Purchaser as the result of it having entered into this Agreement, including, without limitation, as a result of the payment by the Purchaser of the Initial Payment or the repayment or non-repayment by the Seller of the Initial Payment; and

               (v) any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' and other professionals' fees and disbursements
(collectively, "Expenses") incident to any and all losses, liabilities, obligations, damages, costs and expenses with respect to which indemnification is provided hereunder (collectively, "Losses").

          (b) The obligations to indemnify and hold harmless contained herein shall continue to be valid and binding after the conclusion of the transactions contemplated herein or the termination of this Agreement pursuant to the terms hereof.

          10.2    Indemnification  Procedures.

          (a) In the event that any Legal Proceedings shall be instituted or that any claim or demand ("Claim") shall be asserted by any Person in respect of which payment may be sought under Section 10.1 hereof, the Purchaser shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the Indemnifying Parties (together with a copy of any such claim and any related service of process and pleadings). The Indemnifying Parties shall have the right, at their sole option and expense, to undertake the defense thereof by counsel of their choice, which must be reasonably satisfactory to the Purchaser, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the Indemnifying Parties elect to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, they shall within ten (10) days (or sooner, if the nature of the Claim so requires) notify the Purchaser of their intent to do so. If the Indemnifying Parties elect not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the Purchaser of their election as herein provided or contests their obligation to indemnify the Purchaser for such Losses under this Agreement, the Purchaser may defend against, negotiate, settle or otherwise deal with such Claim (subject to the right of the Indemnifying Parties to assume the defense of such Claim at any time prior to settlement or final determination thereof). If the Purchaser defends any Claim, then the Indemnifying Parties shall reimburse the Purchaser for the Expenses of defending such Claim upon submission of periodic bills. If the Indemnifying Parties shall assume the defense of any Claim, the Purchaser may participate, at his or its own expense, in the defense of such Claim; provided, however, that such Purchaser shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Parties if the named parties to such Claim include both the Purchaser and the Indemnifying Parties and, in the reasonable opinion of counsel to the Purchaser, a conflict exists between the Purchaser and the Indemnifying Parties that would make such separate representation advisable. The parties hereto agree to cooperate fully with each other in connection with the investigation, defense, negotiation or settlement of any such Claim.

          (b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the Purchaser and the Indemnifying Parties shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the Purchaser shall forward to the Indemnifying Parties notice of any sums due and owing by the Indemnifying Parties pursuant to this Agreement with respect to such matter and the Indemnifying Parties shall be required to pay all of the sums so due and owing to the Purchaser by wire transfer of immediately available funds within five business days after the date of such notice.

          (c) The failure of the Purchaser to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the Indemnifying Parties's obligations with respect thereto except to the extent that the Indemnifying Parties can demonstrate actual loss and prejudice as a result of such failure.

          (d) The indemnification procedures set forth in Section 10.2 hereof shall not apply to any Claim asserted by or against the Purchaser pursuant to Section 10.1(a)(iv) hereof and the Seller shall pay all Losses and Expenses incurred by the Purchaser pursuant to Section 10.1(a)(iv) hereof immediately upon demand by the Purchaser and submission of written documentation evidencing the incurrence of such Losses and Expenses.


                                 ARTICLE  XI

                                  MISCELLANEOUS


          11.1   Payment of Sales, Use or Similar Taxes.    All sales, use,
transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Seller.

          11.2    Survival  of Representations and Warranties.    The  parties
hereto hereby agree that the representations and warranties, covenants and indemnities contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall remain in full force and effect after the Closing Date (except insofar as they set out obligations that have been fully performed at the Closing Date).

          11.3 Expenses. The Seller agrees to pay on or about the Closing Date: (i) all reasonable transaction fees, costs and expenses of the Purchaser and its representatives incurred in connection with the negotiation and execution of this Agreement and the Seller Documents and the consummation of the transactions contemplated hereby and thereby; and, (ii) a structuring fee equal to $143,294.27.

          11.4 Further Assurances. The Seller and the Purchaser each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

          11.5   Submission to Jurisdiction; Consent to Service of Process.

          (a) The parties hereto hereby irrevocably submit to the nonexclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 11.9.

          11.6    Entire  Agreement;  Amendments  and  Waivers.    This
Agreement (together with any documents referred to herein or executed contemporaneously by the parties in connection herewith) constitutes the whole arrangement between the parties hereto and supersedes any previous agreements or arrangements between them relating to the subject matter hereof. No amendment to this Agreement shall be effective unless made in writing and signed by duly authorized representatives of the Purchaser and the Seller.

          11.7 Governing Law. THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          11.8    Table  of  Contents  and Headings.
The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

          11.9 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

          If  to  the  Seller,  to:

          Triton  International  Petroleum,  Inc.
          c/o  Triton  Energy
          6688  North  Central  Expressway
          Suite  1400
          Dallas,  TX    75206
          Attention:    Legal  Department
          Telephone:    (214)  691-5200
          Telecopy:     (214)  691-0198

          If  to  Purchaser,  to:

          The  Strategic  Transaction  Company
          Elizabethan  Square
          P.O.  Box  1984
          George  Town,  Grand  Cayman
          Cayman  Islands,  B.W.I.
          Attention.  Ms.  Marlene  Blake
          Telephone:  (809)  949-8244
          Telecopy:   (809)  949-8178


          11.10 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

          11.11   Binding Effect; Assignment.
This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement except as provided in
Section 4.5, Article X and Section 11.3 hereof and this Section 11.11. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Seller or the Purchaser (by operation of Law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consents shall be void; provided, however, that, subject to the provisions of the Ocensa Agreement, the Purchaser may assign any of its rights under this Agreement without the consent of the
Seller (including, without limitation, the Purchaser's rights to seek indemnification hereunder and to recover the Initial Payment and any interest thereon pursuant to Section 4.5 hereof) to any Person designated by the Purchaser. Upon any such permitted assignment, the references in this Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires.

          11.12    Non-Petition.    Notwithstanding  any termination of the
transactions contemplated herein, the Seller shall not, and shall cause its Affiliates not to, prior to the date which is one year and one day after the maturity date of the Floating Rate Notes, acquiesce, petition or otherwise invoke or cause any other Person to invoke the process of any Governmental Body for the purpose of commencing or sustaining a case against the Purchaser under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official to the Purchaser or any substantial part of the Purchaser's property, or making a general assignment for the benefit of creditors or ordering the winding up or liquidation of the affairs of the Purchaser.

          11.13    Counterparts.    This Agreement may be executed  in
counterparts, each of which shall constitute an original, but allof which shall together constitute one Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                         THE  STRATEGIC  TRANSACTION  COMPANY


                         By:
                            Name:
                            Title:


                         TRITON  INTERNATIONAL  PETROLEUM,  INC.


                         By:
                            Name:
                            Title:

AGREED  AND  ACCEPTED:

TRITON  ENERGY  LIMITED


By:
    Name:
    Title:

TRITON  PIPELINE  COLOMBIA,  INC.


By:
   Name:
   Title: